UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 2, 2017

Axovant Sciences Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-37418	98-1333697
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Clarendon House - 2 Church Street Hamilton HM 11 Bermuda	Not Applicable
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: +1 (441) 824-8100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On February 2, 2017, Axovant Sciences Ltd. (the “Company”) and its subsidiaries, Axovant Holdings Limited (“AHL”), Axovant Sciences GmbH (“ASG” and, together with the Company and AHL, the “Borrowers”) and Axovant Sciences, Inc. (“ASI” and, together with the Borrowers, the “Loan Parties”), entered into a Loan and Security Agreement (the “Loan Agreement”) with Hercules Capital, Inc., as agent and lender (“Hercules”), under which the Borrowers borrowed an aggregate of $55.0 million (the “Term Loan”) at the closing of the transaction on February 2, 2017.  ASI has issued a guaranty of the Borrowers’ obligations under the Term Loan. At the closing, the Borrowers paid Hercules a facility charge of $550,000.

The Term Loan bears interest at a variable per annum rate calculated for any day as the greater of either (i) the prime rate as reported in The Wall Street Journal plus 6.80%, and (ii) 10.55%.  The Term Loan has a scheduled maturity date of March 1, 2021 (the “Scheduled Maturity Date”). The Borrowers are obligated to make monthly payments of accrued interest under the Loan Agreement until September 1, 2018, followed by monthly installments of principal and interest through the Scheduled Maturity Date. The interest-only period may be extended until March 1, 2019 if the Company achieves certain clinical development milestones as set forth in the Loan Agreement.  The Borrowers’ and the Guarantor’s obligations under the Loan Agreement are secured by a security interest in substantially all of their respective assets, other than intellectual property.

If the Borrowers prepay the loan prior to the Scheduled Maturity Date, they will be obligated to pay Hercules a prepayment charge, based on a percentage of the then-outstanding principal balance, equal to 3.0% if the prepayment occurs within the first eighteen (18) months following February 2, 2017, 2.0% if the prepayment occurs after eighteen (18) months but prior to thirty six (36) months following February 2, 2017, and 1.0% if the prepayment occurs thereafter.

The Loan Agreement includes customary affirmative and restrictive covenants and representations and warranties, including a minimum cash covenant that applies commencing on July 1, 2017 and ceases to apply if the Company achieves certain clinical development milestones as set forth in the Loan Agreement, a covenant against the occurrence of a “change in control,” financial reporting obligations, and certain limitations on indebtedness, liens (including a negative pledge on intellectual property and other assets), investments, distributions (including dividends), collateral, investments, distributions, transfers, mergers or acquisitions, taxes, corporate changes, and deposit accounts. The Loan Agreement also includes customary events of default, including payment defaults, breaches of covenants following any applicable cure period, the occurrence of certain events that could reasonably be expected to have a “material adverse effect” as set forth in the Loan Agreement, cross acceleration to the debt and certain events relating to bankruptcy or insolvency. Upon the occurrence of an event of default, a default interest rate of an additional 5.0% may be applied to the outstanding principal balance, and Hercules may declare all outstanding obligations immediately due and payable and take such other actions as set forth in the Loan Agreement.

In addition, for so long as the Term Loan remains outstanding, the Company shall be required to use its commercially reasonable efforts to afford Hercules the opportunity to participate in future underwritten equity offerings of the Company’s common shares.

In connection with the entry into the Loan Agreement, the Company issued a warrant to Hercules, exercisable for an aggregate of 274,086 of the Company’s common shares at an exercise price of $12.04 per share (the “Warrant”).  The Warrant may be exercised on a cashless basis, and is immediately exercisable through the earlier of (i) February 2, 2024 and (ii) the consummation of certain acquisition transactions involving the Company as set forth in the Warrant. The number of shares for which the

Warrant is exercisable and the associated exercise price are subject to certain proportional adjustments as set forth in the Warrant.

The descriptions of the Loan Agreement and the Warrant contained herein do not purport to be complete and are qualified in their entirety by reference to the complete text of the Loan Agreement which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending March 31, 2017 and the Warrant filed hereto as Exhibit 4.1.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above relating to the Loan Agreement is incorporated by reference into this Item 2.03.

Item 3.02                                           Unregistered Sales of Equity Securities.

The information in Item 1.01 above relating to the Warrant is incorporated by reference into this Item 3.02.

Neither the Company nor Hercules engaged any investment advisors with respect to the issuance of the Warrant and no finders’ fees were paid to any party in connection therewith. The issuance of the Warrant was made in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D thereunder.

Item 8.01                                           Other Events.

On February 3, 2017, the Company issued a press release announcing the Loan Agreement with Hercules. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Warrant Agreement, dated February 2, 2017, issued to Hercules Capital, Inc.

99.1	Press Release, dated February 3, 2017, “Axovant Sciences Announces $55.0 Million Venture Debt Financing from Hercules Capital.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axovant Sciences Ltd.

Date: February 3, 2017	By:	/s/ Gregory Weinhoff
	Name:	Gregory Weinhoff
	Title:	Principal Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Warrant Agreement, dated February 2, 2017, issued to Hercules Capital, Inc.

99.1	Press Release, dated February 3, 2017, “Axovant Sciences Announces $55.0 Million Venture Debt Financing from Hercules Capital.”